Exhibit 10.100

AMENDMENT #2 TO THE PROMISSORY NOTE AND SECURITIES PURCHASE AGREEMENT DATED FEBRUARY 19, 2021

Dated as of March 16, 2022

This AMENDMENT #2 (this “Amendment”) to the Note (as defined below), is entered into on March 16, 2022 (the “Effective Date”), is entered into by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”) and Labrys Fund, LP, a Delaware limited partnership (the “Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Promissory Note of the Company, dated as of February 19, 2021 (the “Note”) and the Parties now wish to amend the Note as set forth herein and to provide certain waivers pursuant to the Note as set forth herein;

WHEREAS, pursuant to Section 4.3 of the Note, the Note may be amended in writing and pursuant;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended, and certain provisions are hereby waived by Holder, as follows:

(a)	The last sentence of the first paragraph of the Note, commencing “For value received….” is hereby amended and restated in its entirety to provide as follows:

The maturity date shall be the earlier to occur of (i) September 15, 2022 and (ii) the date that the Common Stock is listed for trading on the Nasdaq Stock Market or the New York Stock Exchange (the “Maturity Date”), and is the date upon which the principal sum, the OID, as well as any accrued and unpaid interest and other fees, shall be due and payable.

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(b)	Section 1.1 of the Note is hereby amended and restated in its entirety to provide as follows:

1.1 Conversion Right. The Holder shall have the right, at any time on or following the date that an Event of Default (as defined in this Note) occurs under this Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that notwithstanding anything to the contrary contained herein, the Holder shall not have the right to convert any portion of this Note, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.1, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding at the time of the respective calculation hereunder. “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. The limitations contained in this paragraph shall apply to a successor holder of this Note. The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower or Borrower’s transfer agent by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

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(c)	Section 1.4(a) of the Note is hereby amended and restated in its entirety to provide as follows:

Mechanics of Conversion. This Note may be converted by the Holder in whole or in part, on any Trading Day, at any time on or following the date that an Event of Default (as defined in this Note) occurs under this Note, by submitting to the Borrower or Borrower’s transfer agent a Notice of Conversion (by facsimile, e- mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time). Any Notice of Conversion submitted after 11:59 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day.

(d)	The Parties acknowledge and agree that the Company has already received cash proceeds in the aggregate from public offerings or private placements to investors (except with respect to proceeds from officers and directors of the Company) in excess of the $2,000,000 “Minimum Threshold” as set forth in Section 1.10 of the Note. Holder hereby irrevocable waives Holder’s rights, pursuant to Section 1.10 of the Note, to receive any portion of next $750,000 of cash proceeds received by the Company otherwise meeting the requirements of Section 1.10 of the Note, to the extent that such amounts are received by the Company between March 15, 2022 and April 9, 2022.

(e)	The Parties acknowledge and agree that the Company is currently issuing and selling certain promissory notes and warrants to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC; GS CAPITAL PARTNERS, LLC; Ionic Ventures, LLC and Jefferson Street Capital, LLC (collectively, the “New Investors”), on or about March 15, 2022, which transaction documents have been provided to Holder (the “Transaction Documents”).

3.	Other than as amended or waived herein, the Note shall remain in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Title:	Chief Executive Officer
Name:	Roman Franklin

Labrys Fund, LP

By:	/s/ TJ Silverman
Name:	TJ Silverman
Title:	Member

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